EXHIBIT 32

CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officers of Zions Bancorporation (the “Company”) hereby certify that, to the best of their knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 29, 2016

/s/ Harris H. Simmons
Name:	Harris H. Simmons
Title:	Chairman and Chief Executive Officer

/s/ Paul E. Burdiss
Name:	Paul E. Burdiss
Title:	Executive Vice President and Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.